EXHIBIT 10.18

                               AGREEMENT OF LEASE

                                     BETWEEN

                          THOMAS J. AND BONNIE J. BEATY

                                    LANDLORD

                                       AND

                           ACCURATE AIR SYSTEMS, INC.

                                     TENANT

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                               DATED: JULY 1, 1997

                       ===================================


                                    PREMISES

                                8508 Rannie Road
                              Houston, Texas 77080
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      AGREEMENT OF LEASE, made as of the 1st day of July, 1997, among THOMAS J.
BEATY and BONNIE J. BEATY, collectively as Landlord, and ACCURATE AIR SYSTEMS, INC., a Texas corporation, having an address at 4801 Woodway Drive, Suite 300E, Houston, Texas 77056, as Tenant.

                             W I T N E S S E T H:

      WHEREAS, the Landlord is the owner of certain premises known as and by the street address of 8508 Rannie Road, Houston, Texas (as more particularly described on Schedule "A", annexed hereto and made a part hereof) together with all buildings and other improvements thereon, and all fixtures, materials, equipment, apparatus, furniture, furnishings and other property, real and personal installed or used on the above described property or the improvements thereon; and

      WHEREAS, the Landlord desires to rent the aforementioned premises to the Tenant and the Tenant desires to rent the aforementioned premises from the Landlord.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, as well as their respective legal representatives, heirs, successors and assigns, hereby agree as follows:

                                   ARTICLE 1

                                   GLOSSARY

      For the purposes of this Lease, the following terms shall have the meanings indicated below:

      "ADA" shall have the meaning set forth in Section 9.1 hereof.

      "ADDITIONAL RENT" shall have the meaning set forth in Section 2.2 hereof.

      "ALTERATION" or "ALTERATIONS" shall mean any and all alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes of any nature whatsoever in or about the Premises at any time, now or hereafter.

      "APPLICABLE RATE" shall mean the lesser of (x) three percentage points above the then current Base Rate, or (y) the maximum rate permitted by applicable law.

      "BANKRUPTCY CODE" shall mean 11 U.S.C. Section 101 ET SEQ., or any statute, federal or state, of similar nature and purpose, now or hereafter.

      "BASE RATE" shall mean the rate of interest publicly announced from time to time by Bank One, Texas, N.A., or its successor, as its "base rate" (or such other term as may be used by Bank One, Texas, N.A., from time to time, for the rate presently referred to as its "base rate").

      "BUILDING SYSTEMS" shall mean the mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service or support systems of any nature whatsoever located at or on the Premises, but shall not include installations made by Tenant or fixtures or appliances (regardless of whether or not such fixtures or appliances are owned by the Tenant or the Landlord).

      "BUILDING INSURANCE" shall have the meaning set forth in Section 11.2 hereof.

      "BUSINESS DAYS" shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of Texas or the federal government.

      "COMMENCEMENT DATE" is July 1, 1997.

      "DEFICIENCY" shall have the meaning set forth in Section 18.2(A)(2) hereof.

      "EVENT OF DEFAULT" shall have the meaning set forth in Section 17.1 hereof.

      "EXPIRATION DATE" shall mean the Fixed Expiration Date or such other date on which the Term ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

      "FIXED EXPIRATION DATE" is June 30, 2002.

      "FIXED RENT" shall mean $46,700.04 per annum ($3,891.67 per month) for the first Lease Year (as such term is hereinafter defined) to be adjusted thereafter on each anniversary date from and after the Commencement Date in accordance with the provisions of Article 8 of this Lease.

      "GOVERNMENT AUTHORITY" or "GOVERNMENT AUTHORITIES" shall mean the United States of America, the State of Texas, the county of Harris, the Municipality of Houston, and/or any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof.

      "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 9.2(A) hereof.

      "INCREASE NOTICE" shall have the meaning set forth in Section 8.3 hereof. "INDEMNITEES" shall mean Landlord, his agents and contractors (and the partners, shareholders, officers, directors and employees of any of the Landlord's agents or contractors).

      "INITIAL TERM" shall mean five (5) years.

      "LANDLORD", on the date as of which this Lease is made, shall mean Thomas
J. and Bonnie J. Beaty, but thereafter, "Landlord" shall mean any fee owner of the Premises.

      "LEASE YEAR" shall mean each twelve (12) month period commencing on each anniversary date from and after the Commencement Date.

      "MORTGAGE(S)" shall mean any trust indenture or mortgage which may now or hereafter affect the Premises and all extensions, supplements, amendments, modifications, consolidations,

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refinancings and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

      "MORTGAGEE(S)" shall mean any trustee or mortgagee or holder of a Mortgage.

      "NOTICE(S)" shall have the meaning set forth in Section 27.1(A) hereof.

      "OPTION" or "OPTIONS" shall have the meaning set forth in Section 31.1 hereof.

      "OPTION PERIOD" or "OPTION PERIODS" shall have the meaning set forth in
Section 31.1 hereof.

      "PARTIES" shall have the meaning set forth in Section 34.2 hereof.

      "PERMITTED USE" shall mean general, executive and administrative offices, parking and related facilities in connection with Tenant's business as a air conditioning systems business and uses related thereto including the evolution of the Tenant's business consistent with the evolution of the air conditioning systems industry in general.

      "PERSON(S) OR PERSON(S)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

      "PERSONS WITHIN TENANT'S CONTROL" shall mean and include Tenant, all of Tenant's respective shareholders, directors, officers, agents, contractors, sub-contractors, servants, employees, licensees and invitees as well as any of the heirs, successors, representatives and assigns of any of the foregoing.

      "PREMISES" shall mean all that certain plot, piece and parcel of land, known as and by the street address of 8508 Rannie Road, Houston, Texas 77080 (as more particularly described on Schedule "A", annexed hereto and made a part hereof) together with all buildings and other improvements thereon and hereafter placed thereon, and all fixtures, materials, equipment, apparatus, furniture, furnishings and other property, real and personal, now or hereafter installed or used on the above described property or the improvements thereon.

      "PRICE INDEX" shall have the meaning set forth in Section 8.1(ii) hereof.

      "RENTAL" shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable, now or hereafter, by Tenant hereunder.

      "REQUIREMENTS" shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Governmental Authorities, now existing or hereafter created, which affect, directly or indirectly, the Premises and/or the maintenance, use, operation or occupation of the Premises, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by any fire rating agency or by the carrier of Landlord's hazard insurance policy for the Premises.

      "TAXES" shall have the meaning set forth in Section 3.1 hereof.

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      "TENANT", on the date as of which this Lease is made, shall mean the
Tenant named in this Lease, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any and all successor tenant(s) hereunder shall not be released and relieved from any liability hereunder in the event of any assignment of this Lease or a sublet, in whole or in part, of the Premises.

      "TENANT'S PROPERTY" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property owned by the Tenant.

      "TERM", on the date as of which this Lease is made shall mean five (5) years, but thereafter shall be deemed to include any Option Period for which the Tenant exercises its Option pursuant to the provisions of Article 31 hereof.

      "TERMINATION NOTICE PERIOD" shall have the meaning set forth in Section
27.1 hereof.

      "UNAVOIDABLE DELAYS" shall have the meaning set forth in Article 25 hereof.

                                    ARTICLE 2

                          DEMISE; PREMISES; TERM; RENT

      SECTION 2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated as provided herein.

      SECTION 2.2. Commencing upon the Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

            (A) the Fixed Rent, as such term is defined in Article 1 hereof, which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, and

            (B) additional rent ("ADDITIONAL RENT") consisting of all other sums of money as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

      SECTION 2.3. If the Commencement Date is other than the first day of a calendar month, or the Fixed Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

      SECTION 2.4. Tenant shall pay the Fixed Rent and Additional Rent when due without notice, demand (except as provided herein) and without abatement, deduction, counterclaim, setoff or defense of any nature.

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                                    ARTICLE 3

                         REAL ESTATE TAXES; MORTGAGE(S)

      SECTION 3.1. The Tenant represents, warrants, covenants and agrees that it shall, within five (5) days of written demand by the Landlord to the Tenant, pay to the Landlord, as Additional Rent, any and all Taxes (as hereinafter defined) of any nature whatsoever assessed or imposed against the Premises for each and every Lease Year during the Term of this Lease. The Landlord hereby agrees that any demand given by the Landlord to the Tenant pursuant to the provisions of this Section 3.1 shall include an accurate copy of the invoice, statement, bill or similar document issued by the relevant Governmental Authority or Governmental Authorities, as the case may be, with respect to the Taxes for which payment is demanded. For purposes of this Section 3.1, "TAXES" shall include, without limitation, any and all taxes assessed against the Premises, all personal property taxes, all ad valorem taxes, all license fees, all rent taxes, all levies, all penalties and any and all other taxes assessed against the Premises by any Governmental Authority, now or hereafter.

      SECTION 3.2. The Tenant represents, warrants and covenants and agrees that it shall, within five (5) days of written demand by the Landlord to the Tenant, pay to the Landlord, as Additional Rent, any and all amounts which may be due and owing under and pursuant to the terms and conditions of any Mortgage or Mortgages, as the case may be, encumbering the Premises, now or hereafter, during the Term of this Lease including, but not limited to, any extensions, supplements, amendments, modifications, consolidations, refinancings and replacements of any such Mortgage or Mortgages provided that:

            (A) the principal balance of any Mortgage subsequent to any extension, supplement, amendment, modification, consolidation, refinancing or replacement shall not exceed the outstanding principal balance of the Mortgage which is to be extended, supplemented, amended, modified, consolidated, refinanced or replaced at the time of such extension, supplement, amendment, modification, consolidation, refinancing or replacement, as the case may be; and

            (B) the amount of the monthly payments of principal and interest payable pursuant to the terms and conditions of any Mortgage subsequent to any extension, supplement, amendment, modification, consolidation, refinancing or replacement shall not exceed the amount of the monthly payments with respect to the Mortgage which is to be extended, supplemented, amended, modified, consolidated, refinanced or replaced at the time of such extension, supplement, amendment, modification, consolidation, refinancing or replacement, as the case may be; and

            (C) the terms of any extended, supplemented, amended, modified, consolidated, refinanced or replaced Mortgage shall be no more financially onerous than the provisions of such Mortgage prior to such extension, supplement, amendment, modification, consolidation, refinancing or replacement, as the case may be; and

            (D) the term of any Mortgage extended, supplemented, amended, modified, consolidated, refinanced or replaced shall be no less than the term of such Mortgage prior to such

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extension, supplementation, amendment, modification, consolidation, refinancing or replacement, as the case may be.

Notwithstanding anything contained herein to the contrary, the provisions of this Section 3.2 shall not apply with respect to any amounts which may be due and owing under and pursuant to the terms and conditions of any Mortgage securing additional indebtedness (above and beyond any Mortgage or Mortgages existing as of the date hereof) which first becomes a recorded lien on the Premises subsequent to the date of this Lease and which is executed and delivered by the Landlord without the consent of the Tenant. The Landlord hereby agrees that any demand given by the Landlord to the Tenant for payment of Additional Rent pursuant to the provisions of this Section 3.2 shall include, only to the extent provided to the Landlord by the Mortgagee, an accurate copy of the invoice, statement, bill or similar document issued by such Mortgagee or Mortgagees, as the case may be, with respect to any amount for which payment of Additional Rent is demanded by the Landlord under and pursuant to the provisions of this Section 3.2.

                                    ARTICLE 4

                                    UTILITIES

      SECTION 4.1. The Tenant represents, warrants, covenants and agrees that it shall, within five (5) days of written demand by the Landlord to the Tenant, pay to the Landlord, as Additional Rent, any and all charges incurred by the Landlord for any and ail utilities supplied to the Premises including, without limitation, telephone, electricity, water, heating oil and/or natural gas. The Landlord hereby agrees that any demand given by the Landlord to the Tenant pursuant to the provisions of this Section 4.1 shall include an accurate copy of the invoice, statement, bill or similar document issued by the public utility or any private company providing such utility, as the case may be, with respect to any utility for which payment is demanded.

      SECTION 4.2. Landlord shall not be liable in any way to Tenant for any interruption or failure of or defect in the supply or character of any utility furnished to the Premises, now or hereafter, or for any loss, damage or expense Tenant may sustain if either the quantity or character of any utility is changed or is no longer suitable for Tenant's requirements, whether by reason of any requirement, act or omission of the public utility serving the Premises or for any other reason whatsoever. Notwithstanding the provisions of this Section 4.2, the Landlord shall be responsible for any and all actual damages suffered by the Tenant as a result of any interruption of utility service caused solely by the Landlord's failure to remit (prior to the expiration of any applicable grace period) to the appropriate public utility or private company providing such utility, as the case may be, any amount which has been paid by the Tenant to the Landlord pursuant to the provisions of Section 4.1 hereof.

      SECTION 4.3. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring, as well as any and all requirements of the public utility supplying electricity to the Premises. Tenant shall not, without Landlord's prior written consent in each instance (which consent may be withheld by the Landlord in its reasonable discretion), connect any fixtures, machinery, appliances or equipment to the Premises electric distribution system or make any alteration or addition to Tenant's machinery, appliances or equipment, or the electric system of the Premises, if the effect thereof would be to increase the electrical load in the Premises. Should Landlord grant such consent, all additional risers or

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other equipment required therefor shall be provided by Landlord and the cost thereof shall be deemed Additional Rent due hereunder and shall be forthwith paid by Tenant within five (5) days of Landlord's written demand.

      SECTION 4.4. If any Taxes are imposed upon Landlord with respect to any utility furnished as a service to Tenant by any Governmental Authority, Tenant agrees that such Taxes shall be reimbursed by Tenant to Landlord within five (5) days of written demand. The Landlord hereby agrees that any demand given by the Landlord to the Tenant pursuant to the provisions of this Section 4.4 shall include an accurate copy of the invoice, statement, bill or similar document issued by the relevant Governmental Authority or Governmental Authorities, as the case may be, with respect to the Taxes for which payment is demanded.

                                    ARTICLE 5

                                USE AND OCCUPANCY

      SECTION 5.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose of any nature whatsoever.

                                    ARTICLE 6

                                   ALTERATIONS

      SECTION 6.1.

            (A) (1) Prior to making any Alterations, Tenant shall (i) submit to Landlord detailed plans and specifications for approval by the Landlord (including layout, architectural, electrical, mechanical and structural drawings) and that comply with all Requirements for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (iii) furnish to Landlord duplicate original policies or certificates thereof for worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord and otherwise in accordance with all Requirements. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.

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                  (2) Landlord reserves the right to disapprove any plans and specifications, in whole or in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Requirements or otherwise.

            (B) All Alterations shall become a part of the Premises and shall be Landlord's property from and after the installation thereof and may not be removed or changed without Landlord's prior written consent. Notwithstanding the foregoing, Landlord, upon notice given at least thirty (30) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any specified Alterations and to repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal all at Tenant's sole cost and expense. All Tenant's Property shall remain the property of Tenant and, on or before the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant's sole cost and expense; provided, however, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal. The provisions of this Section 6.1(B) shall survive the expiration or earlier termination of this Lease.

            (C) (1) Any and all Alterations shall be performed, at Tenant's sole cost and expense, by contractors, subcontractors or mechanics previously approved in writing by Landlord. Prior to making an Alteration, at Tenant's request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant.

                  (2) Notwithstanding the terms and conditions of Section 6.1(C)(1) hereof, with respect to any Alteration affecting any Building Systems,
(i) Tenant shall only employ Landlord's designated contractor, and (ii) the Alteration shall, at Tenant's expense, be designed by Landlord's engineer.

            (D) (1) Any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be canceled or discharged by Tenant, at Tenant's expense, within twenty (20) days after such lien shall be filed, by payment or filing of the bond required by law, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

                  (2) If Tenant shall fail to discharge such mechanic's lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanics lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

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                  (3) Any amount paid by Landlord for any of the aforesaid
charges and for all expenses of Landlord (including, but not limited to, attorneys' fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within ten (10) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

      SECTION 6.2. Landlord, at Tenant's expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirements shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith; provided, however, that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

      SECTION 6.3. Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within fifteen (15) days after the completion of such Alterations.

      SECTION 6.4. Tenant shall not, at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Premises by Landlord, Tenant or others, or of any other property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Premises immediately.

                                    ARTICLE 7

                       REPAIRS; REPLACEMENTS; MAINTENANCE

      SECTION 7.1. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all repairs and replacements thereto, both structural and non-structural, of any nature whatsoever as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear and (b) obsolescence. If Tenant shall fail, after five (5) days notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within ten (10) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building Systems located in, servicing or passing through the Premises.

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                                    ARTICLE 8

                             INCREASES IN FIXED RENT

      SECTION 8.1. For purposes of the Lease:

            (i) "BUREAU" shall mean the Federal Bureau of Labor Statistics or any successor agency that shall issue the indices or data referred to in subparagraph (ii) below.

            (ii) "PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers for the Houston, Texas geographic area, 1982-1984=100, issued from time to time by the Bureau or any other successor measure hereafter employed by the Bureau in lieu of such price index that measures the cost of living for such geographic area, failing such successor, the most nearly comparable index (reflecting changes in costs of housing including rental housing, energy and services), published by a Governmental Authority, appropriately adjusted. Furthermore, if hereafter the Price Index is converted to a different standard reference base or a substantial change is made in the terms or number of items contained therein, the Price Index shall be adjusted (with the use of such conversion factor, formula or table as is published by the Bureau, or if it shall not publish same, the conversion factor published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information) to the figure that would have resulted if not for such conversion or change.

            (iii) "APPLICABLE PRICE INDEX" for a Lease Year shall mean the Price Index issued for August of the year in which such Lease Year commences.

      SECTION 8.2. (A) Tenant shall pay to Landlord Fixed Rent in the amount set forth in Article 1 of this Lease for the first Lease Year.

                  (B) For each Lease Year subsequent to the first Lease Year (and for each and every Lease Year thereafter during the Term hereof), the Tenant shall pay to the Landlord, as Fixed Rent, an amount equal to the greater of:

                        (i) an amount equal to the sum of (x) the percentage by which the Applicable Price Index for such Lease Year exceeds the Applicable Price Index for the immediately preceding Lease Year, multiplied by the Fixed Rent payable for such immediately preceding Lease Year and (y) such Fixed Rent payable for the immediately preceding Lease Year (e.g., if the Base Index is 200, the Applicable Price Index for the second Lease Year is 203, the Applicable Price Index for the third Lease Year is 215, and the Fixed Rent payable for the second Lease Year is $50,000.00, then the Applicable Price Index for the third Lease Year exceeds the Applicable Price Index for the second Year by 5.91% (i
 .e., the difference between 203 and 215), and the Fixed Rent derived from the aforesaid calculation shall be $52,955.75 (5.91% of $50,000.00, $2,955.00, plus
$50,000.00); or

                        (ii) an amount equal to the Fixed Rent for the immediately preceding Lease Year.

The Landlord and the Tenant hereby acknowledge that it is the mutual intention of the parties that for each and every Lease Year subsequent to the first Lease Year during the Term hereof,

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the Fixed Rent payable by the Tenant to the Landlord hereunder shall never be decreased from the prior Lease Year.

      SECTION 8.3. Upon notice by the Landlord to the Tenant of an increase in the Fixed Rent pursuant to the provisions of this Article 8 ("INCREASE NOTICE"), the Tenant shall pay the Fixed Rent as set forth in the Increase Notice.

                                    ARTICLE 9

                               REQUIREMENTS OF LAW

      SECTION 9.1. Tenant shall not do, and shall not permit any act or thing in or upon the Premises which will invalidate or be in conflict with the certificate of occupancy for the Premises or violate any Requirements. Tenant shall, at Tenant's sole cost and expense, immediately take all action, including but not limited to, making any required Alterations necessary to comply with all Requirements [including, but not limited to, the Americans With Disabilities Act of 1990 (the "ADA"), as modified and supplemented from time to time] which shall or may impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen as of the date hereof.

      SECTION 9.2. Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The term "HAZARDOUS MATERIALS" shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBS, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6010, ET SEQ., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601, ET SEQ., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ss. 466 ET SEQ., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802, ET SEQ., and any hazardous or toxic substances or pollutant regulated under any other Requirements including, without limitation, ECRA (as such term is hereinafter defined). Tenant agrees to execute, from time to time, at Landlord's request, affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, claim, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any

Governmental Authority by reason of the presence in, on, under or about the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

      SECTION 9.3. If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give immediate written notice thereof to Landlord.

      SECTION 9.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Premises, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

                                   ARTICLE 10

                                  SUBORDINATION

      SECTION 10.1. This Lease shall at all times, now and hereafter, be subject and subordinate to each and every Mortgage, whether made prior to or after the execution of this Lease, and to all extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder; provided, that Tenant has received from the holder of any Mortgage an agreement that Tenant will not be disturbed in its possession of the Premises, or have its rights under this Lease modified or terminated other than pursuant to the terms of this Lease. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord or any Mortgagee may request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such document within five (5) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such document for and on behalf of Tenant. Tenant shall not do anything that would constitute a default under any Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder.

      SECTION 10.2. If, at any time prior to the expiration of the Term, any Mortgagee comes into possession of the Premises, by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Premises, or of any Mortgagee in possession of the Premises, to attorn, from time to time, to any such owner or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Any such attornment shall be made upon the condition that no such owner or Mortgagee shall be:

            (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord); or

            (2) subject to any defense or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

            (3) bound by any payment of Rental which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord); or

            (4) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner or Mortgagee succeeded to any prior landlord's interest; or

            (5) bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 12, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner or Mortgagee and
(ii) repairs to the Premises as a result of a partial condemnation pursuant to
Article 13, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner or Mortgagee. Tenant, upon demand of any such owner or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, satisfactory to any such owner or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner or Mortgagee.

      SECTION 10.3. If requested by any Mortgagee or Landlord, Tenant shall promptly execute and deliver, at Tenant's own cost and expense, any document in accordance with the terms of this Article 10, in recordable form, to evidence such subordination.

      SECTION 10.4. At any time and from time to time upon not less than ten
(10) days' prior notice to Tenant or Landlord given by the other, or to Tenant given by a Mortgagee, Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) the date that the Term commenced and the date(s) that Fixed Rent and Additional Rent became payable hereunder and the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether or not, to the best knowledge of the signer of such certificate, Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the best knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially or adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the best knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to the Lease or the Premises as Landlord may reasonably request or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Premises or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee or by any prospective assignee of any Mortgage or by any assignee of Tenant.

      The failure of either Tenant or Landlord to execute, acknowledge and deliver a statement in accordance with the provisions of this Section 10.4 within said ten (10) day period shall constitute an acknowledgment by Tenant or Landlord, as the case may be, which may be relied on by any person or entity of any nature whatsoever who would be entitled to rely upon any such statement, that such statement as submitted by Landlord or Tenant, as the case may be, is true and correct.

      SECTION 10.5. As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given not less than thirty (30) days prior written notice of such act or omission to all Mortgagees, and if any such Mortgagee notifies Tenant within thirty (30) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Mortgagee shall have the right, but not the obligation, to remedy such act or omission.

                                   ARTICLE 11

                INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

      SECTION 11.1.

            (A) Neither Landlord nor Landlord's agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Landlord or Landlord's agents be liable for any such damage caused by Persons other than the Landlord or the Landlord's agents or by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises.

            (B) Tenant shall give written notice to Landlord, immediately after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

      SECTION 11.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the State of Texas standard form of fire insurance with extended coverage, or with rental, liability, boiler, sprinkler, water damage, war risk or other insurance policies covering the Premises and the fixtures and property therein (hereinafter referred to as "BUILDING INSURANCE"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance or any property or equipment located therein over the rate in effect at the commencement of the Term of this Lease.

      SECTION 11.3.

            (A) If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord.

            (B) In any action or proceeding wherein Landlord and Tenant are parties, a schedule of any insurance rate for the Premises issued by any insurance board establishing insurance premium rates for the Premises shall be prima facie evidence of the facts therein stated and of the several items and charges in the insurance premium rates then applicable to the Premises.

      SECTION 11.4.

            (A) Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in full force and effect during the Term, for the benefit of Landlord, any Mortgagees and Tenant, commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in a combined single limit amount of not less than Five Million and 00/100 ($5,000,000.00) Dollars, against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant's business in, on or about the Premises (which shall include Tenant's signs, if any), or arising from or related to any act or omission of Tenant or of Persons Within Tenant's Control. If Tenant shall install or maintain one or more pressure vessels to serve Tenant's operations at the Premises, Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in full force and effect, for the benefit of Landlord, any Mortgagees and Tenant, appropriate boiler or other insurance coverage therefor in an amount not less than Three Million and 00/100 ($3,000,000.00) Dollars (it being understood and agreed, however, that the foregoing shall not be deemed a consent by Landlord to the installation and/or maintenance of any such pressure vessels in the Premises, which installation and/or maintenance shall at all times be subject to the prior written consent of Landlord). Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord's request, obtain such insurance coverage, at Tenant's expense.

            (B) Tenant, at Tenant's sole cost and expense, shall maintain insurance protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant's occupancy, and Tenant's Property, and all claims and liabilities relating thereto.

            (C) Landlord and any Mortgagees shall be named as insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against. All said policies of insurance shall be: (i) written as "occurrence" policies; (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and
(iii) issued by reputable and independent insurance companies rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A+" and a financial rating of at least "13", and which are licensed to do business in the State of Texas. Tenant shall deliver to Landlord the policies of insurance or certificates thereof, together with evidence of payment of premiums thereon, and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord and any Mortgagees at least thirty (30) days prior written notice thereof.

            (D) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

      SECTION 11.5.

            (A) Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant's Alterations, leasehold improvements, space equipment, furnishings, furniture, contents and fixtures against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. If the release of either Landlord or Tenant shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the insurer are exhausted and such party shall be unable to collect such insurance proceeds.

            (B) The waiver of subrogation referred to in Section 11.5(A) above shall extend to the agents and employees of each party, but-only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 11.5 shall be deemed to relieve the Tenant from any duty imposed elsewhere in this Lease to repair, restore and rebuild the Premises, in whole or in part.

                                   ARTICLE 12

                       DESTRUCTION BY FIRE OR OTHER CAUSE

      SECTION 12.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 12.2 and 12.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, but in no event shall such repair or restoration be greater in scope than the quantity or quality of construction of the Premises as of the Commencement Date; and, if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant's Control, then the Fixed Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. If Landlord or any Mortgagee shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant or Persons Within Tenant's Control, then the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of Fixed Rent. Tenant covenants and agrees to cooperate with Landlord and any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

      It is expressly understood that if Landlord is prevented from substantially completing the repairs by reason of any acts of Tenant or Persons Within Tenant's Control, including, without limitation, by reason of the performance of any Alterations, or by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, then such work shall be deemed substantially completed on the date when the work would have been substantially completed but for such delay, and the expiration of the abatement of Tenant's obligations to pay Fixed Rent shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any work occasioned by such delay shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after demand therefor by Landlord.

      SECTION 12.2. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 11.4 hereof, will not carry insurance of any kind on Tenant's furnishings, furniture, contents, fixtures, space equipment and leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

      SECTION 12.3. (A) Notwithstanding anything to the contrary contained in Sections 12.1 and 12.2 above, in the event that:

                        (i) at least fifty (50%) percent of the rentable square feet of the Premises shall be damaged by a fire or other casualty so that substantial alteration or reconstruction of the Premises shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Premises); or

                        (ii) the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable; or

                        (iii) there shall be any damage to the Premises within the last two (2) years of the Term wherein the cost of repair exceeds an amount equal to three (3) monthly installments of Fixed Rent, then, as a result of any circumstances described in subparagraphs (i), (ii) or (iii) hereof, the Landlord may, in Landlord's sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Additional Rent hereunder shall be apportioned as of such date.

      SECTION 12.4. Except as may be provided in Section 11.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord's insurers in connection with any damage to the Premises by fire or other casualty if Tenant shall be legally liable in such respect.

                                   ARTICLE 13

                                 EMINENT DOMAIN

      SECTION 13.1. If the whole of the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 13.1, this Lease and the Term shall continue in effect but, if a part of the Premises is so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Additional Rent, if any, shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease; and (3) if the part of the Premises so acquired or condemned contains more than seventy-five (75%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant's option, may give to Landlord, within thirty (30) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of this Lease. If any such thirty
(30) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 13.1, the Fixed Rent or Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent for any period after such date shall be refunded by Landlord to Tenant.

      SECTION 13.2. In the event of any such acquisition or condemnation of all or any part of the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 13.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant's Property included in such taking, and for any moving expenses, so long as Landlord's award is not reduced thereby.

                                   ARTICLE 14

                     ASSIGNMENT; SUBLETTING; MORTGAGE; ETC.

      SECTION 14.1. (A) The Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant's interest in this Lease, in whole or in part; or
(c) sublet, or permit the subletting of, the Premises or any part thereof. Notwithstanding the provisions of this Section 14.1, the use of the Premises by any Person affiliated (as such term is hereinafter defined) with the Tenant or under the common control (as such term is hereinafter defined) of Comfort Systems USA, Inc., as the case may be, shall not be deemed an assignment of this Lease or a sublet of the Premises; provided, however, that such use of the Premises as aforesaid shall not violate or be prohibited by any of the provisions of any Mortgage then encumbering the Premises, if any. For purposes of this Article 14, a Person shall be deemed to be an "AFFILIATE" of the Tenant or under the "COMMON CONTROL" of Comfort Systems USA, Inc. if such Person is a member of a "parent-subsidiary controlled group" [as such term is defined by
Section 1563(a)(1) of the Internal Revenue Code of 1986, as amended] or a member of a "brother-sister controlled group" [as such term is defined by Section 1563(a)(2) of the Internal Revenue Code of 1986, as amended] of which either Comfort Systems USA, Inc. or the Tenant, as the case may be, is a member.

            (B) Notwithstanding the provisions otherwise set forth in this
Article 14, any reorganization, consolidation and/or restructuring of the Tenant in which the issued and outstanding stock of the Tenant remains under the common control (as such term is defined in Section 14.1 hereinabove) of Comfort Systems USA, Inc. shall not be deemed an assignment of this Lease or a sublet of the Premises; provided, however, that the same shall not violate or be prohibited by any of the provisions of any Mortgage then encumbering the Premises, if any.

      SECTION 14.2. If Tenant's interest in this Lease shall be assigned in violation of the provisions of this Article 14, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 14, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease.

      SECTION 14.3. Except as otherwise set forth in Section 14.1 hereof, for purposes of this Article 14, (i) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant and/or the creation of one or more additional classes of capital stock of any corporate tenant, in a single transaction or a series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant so that the shareholders of such tenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock of such tenant shall be deemed an assignment of this Lease and (ii) any Person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound-by the provisions of this Article 14. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that Tenant has not violated the provisions of this Article 14.

                                   ARTICLE 15

                               ACCESS TO PREMISES

      SECTION 15.1. Tenant shall permit Landlord, Landlord's agents and any public utilities servicing the Premises to erect, use and maintain, now and hereafter, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers or Mortgagees and to make such repairs, alterations, improvements or additions (i) as Landlord may deem necessary or desirable to the Premises, or
(ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises by such work, alterations, improvements or additions.

      SECTION 15.2. If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor.

      SECTION 15.3. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets or other parts of the Premises, provided any such change does not unreasonably interfere with, or deprive Tenant of access to, the Premises; to put so-called "solar film" or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Premises is commonly known.

                                   ARTICLE 16

                            CERTIFICATE OF OCCUPANCY

      SECTION 16.1. Tenant shall not at any time, now or hereafter, use or occupy the Premises, directly or indirectly, in violation of the certificate of occupancy for the Premises and in the event that any Governmental Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose that is a violation of such certificate of occupancy, Tenant shall, upon three (3) Business Days' written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises.

                                   ARTICLE 17

                                     DEFAULT

      SECTION 17.1. Each of the following events shall be an "EVENT OF DEFAULT" under this Lease:

            (A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or Additional Rent or in the payment when due of any other item of Rental and such default shall continue for five (5) business days from and after the date when written notice has been received by Tenant; or

            (B) if the Premises shall become vacant or abandoned; or

            (C) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as specifically permitted by the provisions of Article 14 hereof; or

            (D) (1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant's inability to, as to any obligation, pay Tenant's debts as they become due; or

                  (2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                  (3) if Tenant shall make a general assignment for the benefit of creditors; or

                  (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either
(i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or

                  (5) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within thirty (30) days; or

            (E) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed including, without limitation, the terms and-conditions of Article 27 hereof, and Tenant shall fail to remedy such default within ten (10) days after written notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of ten (10) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or foreclosure of any Mortgage, if Tenant shall not, (i) within said ten (10) day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said ten (10) day period, and thereafter diligently and continuously prosecutes to completion all steps necessary to remedy the same and (iii) completes such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

      SECTION 17.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord's option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 17.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.1(D), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as aforesaid and

Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

      SECTION 17.3. If, at any time, (i) Tenant shall consist of two (2) or more Persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (iii) Tenant's interest in this Lease has been assigned, the word "Tenant" as used and referred to in this Lease, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 17.1(D) hereof shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under
Section 17.2 hereof.

                                   ARTICLE 18

                              REMEDIES AND DAMAGES

      SECTION 18.1.

            (A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 17 hereof:

                  (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

                  (2) Landlord, at Landlord's option, may relet the whole or any part or parts of-the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord's sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such Alterations, in and to the Premises as Landlord, in Landlord's sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

            (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors of Tenant, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words "re-entry", "re-enter" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if reentry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

      SECTION 18.2.

            (A) If this Lease and the Term shall expire and come to an end as provided in Article 17 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.1 hereof, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  (1) Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("DEFICIENCY") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 18.1(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  (3) whether or not Landlord shall have collected any Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

            (B) Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 17 hereof or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 18.2.

                                   ARTICLE 19

                                FEES AND EXPENSES

      SECTION 19.1. If an Event of Default shall have occurred, Landlord may (l) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof with interest thereon at the Applicable Rate shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined (whether or not any such proceeding results from a default by Tenant under this Lease).

      SECTION 19.2. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the Case may be, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due, without regard to any such grace period, to and including the date of payment.

                                   ARTICLE 20

                         NO REPRESENTATIONS BY LANDLORD

      SECTION 20.1. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS, PROMISES OR WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO THE PREMISES EXCEPT AS HEREIN EXPRESSLY SET FORTH, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH HEREIN. TENANT SHALL ACCEPT POSSESSION OF THE

PREMISES IN ITS "AS IS" CONDITION ON THE COMMENCEMENT DATE, AND LANDLORD SHALL HAVE NO OBLIGATION TO PERFORM ANY WORK OR MAKE ANY INSTALLATIONS IN ORDER TO PREPARE THE PREMISES FOR TENANT'S OCCUPANCY. THE TAKING OF OCCUPANCY OF THE WHOLE OR ANY PART OF THE PREMISES BY TENANT SHALL BE CONCLUSIVE EVIDENCE, AS AGAINST TENANT, THAT TENANT ACCEPTS POSSESSION OF THE SAME AND THAT THE PREMISES WERE IN GOOD AND SATISFACTORY CONDITION AT THE TIME SUCH OCCUPANCY
WAS SO TAKEN. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

                                   ARTICLE 21

                                   END OF TERM

      SECTION 21.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant's Alterations as may be required pursuant to Article 6. Tenant shall also remove all of Tenant's Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises occasioned by such removal. Any Tenant's Property or other personal property that remains in, on or at the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If Tenant's Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of Tenant's Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all damage to the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

      SECTION 21.2. If the Expiration Date falls on a day which is not a Business Day, then Tenant's obligations under Section 21.1 shall be performed on or prior to such Business Day.

      SECTION 21.3. If the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

      SECTION 21.4. Tenant's obligations under this Article 21 shall survive the expiration or termination of this Lease.

                                   ARTICLE 22

                                   POSSESSION

      SECTION 22.1. If Landlord shall be unable to deliver possession of the Premises on the Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability therefor and the validity of this Lease shall not be impaired thereby nor the Expiration Date extended, but the Commencement Date shall be postponed until five (5) Business Days following notice from Landlord that the Premises are available for occupancy by Tenant. Tenant expressly waives any right to rescind this Lease under any present or future statute and further expressly waives the right to recover any damages that may result from Landlord's failure to deliver possession of the Premises on the Commencement Date.

                                   ARTICLE 23

                                    NO WAIVER

      SECTION 23.1. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises.

      SECTION 23.2. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance due of the Rental or to otherwise pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

                                   ARTICLE 24

                             WAIVER OF TRIAL BY JURY

      SECTION 24.1. Tenant hereby waives trial by jury in any action or proceeding brought by or against the Tenant with respect to any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

                                   ARTICLE 25

                              INABILITY TO PERFORM

      SECTION 25.1. This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, or is unable to supply or is delayed in supplying any services, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord's reasonable control ("UNAVOIDABLE DELAYS").

                                   ARTICLE 26

                                     NOTICES

      SECTION 26.1.

            (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("NOTICE(S)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if deposited with a nationally recognized overnight courier and in either case addressed:

            IF TO TENANT:

            4801 Woodway Drive, Suite 300E
            Houston, Texas 77056

            WITH A COPY TO:

            Bracewell & Patterson, L.L.P.
            711 Louisiana St., Suite 2900
            Houston, Texas  77002
            Attn:  Thomas W. Adkins

            (a) at Tenant's address first set forth in this Lease or (b) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, and

            IF TO LANDLORD:

            17402 Bending Cypress
            Cypress, Texas  77429

            and any Mortgagee who may have requested the same, by Notice given in accordance with the provisions of this Article 26, at the address designated by such Mortgagee,

            or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26.

            (B) Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered by hand, or (b) on the day after being deposited with a nationally recognized overnight courier as provided in Section 26.1(A) hereof.

                                   ARTICLE 27

                         LANDLORD'S AGREEMENT ON WAIVER

      SECTION 27.1. Landlord agrees that from time to time the Tenant shall mortgage and grant security interest in the inventory, equipment, accounts, general intangibles and other personal property of the Tenant (collectively, the "Pledged Property") to Bank One, Texas, N.A., as Agent for a group of lenders (in such capacity, the "Agent"), or to such other lender or lenders from time to time, which Pledged Property may now or hereafter be situated upon the Premises. For valuable consideration, the receipt of which is hereby acknowledged, by the Landlord, the Landlord hereby waives all landlords' liens, whether contractual, statutory, constitutional or otherwise that the Landlord now has or hereafter may obtain against the Pledged Property, and all of the liens, security interests, claims and other interests that the Landlord now has or hereafter may obtain against the Pledged Property. The Landlord agrees that the Agent may, at any time upon reasonable notice to the Landlord, enter and remove the Pledged Property from the Premises. This waiver binds the Landlord, its successors, and assigns.

                                   ARTICLE 28

                                     BROKER

      SECTION 28.1. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease. The execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold harmless Landlord from and against any and all claims for commission, fee or other compensation by any broker or Person who claims to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, attorneys' fees and disbursements. The provisions of this Article 28 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 29

                                    INDEMNITY

      SECTION 29.1. Tenant shall not do or permit any act or thing to be done in, at or upon the Premises that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect each Indemnitee fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant's Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant's occupancy of the Premises, unless and to the extent caused by the gross negligence of Landlord or its shareholders, officers and employees, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Premises, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant's Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, claims, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

      SECTION 29.2. If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee's insurer. The provisions of this
Article 29 shall survive the expiration or earlier termination of this Lease.

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                                   ARTICLE 30

                               ADJACENT EXCAVATION

      SECTION 30.1. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person or entity causing or authorized to cause such excavation, a limited license to enter upon the Premises for the purpose of doing such work as said person or entity deems necessary to preserve the walls of any building located on the Premises from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental.

                                   ARTICLE 31

                                 RENEWAL OPTIONS

      SECTION 31.1. Provided that the Tenant is not in default with respect to any of its obligations to the Landlord under and pursuant to the terms and conditions of this Lease at the time each Option (as such term is hereinafter defined) is to be exercised, the Tenant shall have the option to renew this Lease for two (2) additional five (5) year periods [the option with respect to each additional five (5) year period is referred to herein as an "OPTION" and, collectively, all of the options granted herein are referred to as the "OPTIONS"] as follows:

      OPTION PERIOD 1 shall commence on July 1, 2002 and shall continue up to and including June 30, 2007.

      OPTION PERIOD 2 shall commence on July 1, 2007 and shall continue up to and including June 30, 2012.

      (each of the aforementioned option periods is individually referred to herein as an "OPTION PERIOD" and, collectively, all of the aforementioned Option Periods are referred to herein as "OPTION PERIODS")

      SECTION 31.2. Each Option granted to the Tenant pursuant to the provisions of Section 31.1 hereof shall be exercised by the Tenant giving written notice to the Landlord of the Tenant's intent to exercise the Option not less than one-hundred eighty (180) days prior to the expiration of the Initial Term or not less than one-hundred eighty (180) days prior to the expiration of the Option Period which is then in effect, as the case may be. Time is of the essence in the exercise of the Options and should Tenant fail to exercise any of said Options by timely notice, said Options shall lapse and be of no further force or effect.

      SECTION 31.3. In the event that the Tenant exercises the Option with respect to any Option Period, the Landlord and the Tenant hereby agree that this Lease shall continue in full force and effect and remain unamended during the applicable Option Period AND specifically, without limitation, that the Fixed Rent payable by the Tenant to the Landlord during such Option Period shall be increased on each anniversary date from and after the Commencement Date in accordance with the provisions of Article 8 hereof.

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                                   ARTICLE 32

                                 RENT REGULATION

      SECTION 32.1. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

                                   ARTICLE 33

                           COVENANT OF QUIET ENJOYMENT

      SECTION 33.1. Landlord covenants that, upon Tenant paying all Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease; provided, however, that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord's interest, is in possession and is collecting rent from Tenant but not thereafter.

                                   ARTICLE 34

                                  MISCELLANEOUS

      SECTION 34.1. This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

      SECTION 34.2. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Premises, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 34.2, all obligations of the Landlord under this Lease arising after the effective date of the

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
transfer. No trustee, partner, principal, shareholder, director or officer of Landlord (collectively, the "PARTIES") shall have any direct or personal liability for the performance of Landlord's obligations under this Lease, and Tenant shall look solely to Landlord's interest in the Premises to enforce Landlord's obligations hereunder and shall not otherwise seek any damages against Landlord or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      SECTION 34.3. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      SECTION 34.4. Neither this Lease nor any memorandum of this Lease shall be recorded without the prior written consent of the Landlord, which consent may be withheld by the Landlord in its sole and absolute discretion.

      SECTION 34.5. Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole and absolute discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 34.5.

      SECTION 34.6. Landlord shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rental paid by Tenant to Landlord hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Tenant's payment obligations or other liability under this Lease nor reduce Landlord's obligations hereunder.

      SECTION 34.7. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to three
(3x) times the Rental payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

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
      SECTION 34.8. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

      SECTION 34.9. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 34.10. Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Premises to the public at any time to the extent necessary to prevent a dedication thereof for public use.

      SECTION 34.11. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of Texas. The provisions of this Section 34.11 shall survive the expiration of this Lease.

      SECTION 34.12. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. Except as provided in Section 34.6 this Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought and (c) is permissible under the Mortgage(s).

      SECTION 34.13. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

      SECTION 34.14. The laws of the State of Texas applicable to contracts made and to be performed wholly within the State of Texas shall govern and control the validity, interpretation, performance and enforcement of this Lease without regard to principles of conflicts of law.

      SECTION 34.15. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of Texas (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

      SECTION 34.16. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

      SECTION 34.17. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, heirs, successors, and, except as otherwise provided in this Lease, their assigns.

      SECTION 34.18. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

      (A) The words "herein", "hereof", "hereunder" and "hereby"and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

      (B) Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

      (C) Reference to Landlord as having "no liability" or being "without liability" shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

      (D) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or by law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

      (E) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

      (F) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

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
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                    "LANDLORD":

                                    THOMAS J. BEATY

                                    By: ______________________________

                                    BONNIE J. BEATY

                                    By: ______________________________

                                    "TENANT":

                                    ACCURATE AIR SYSTEMS, INC.

                                    By: ______________________________
                                    Name: ____________________________
                                    Title: ___________________________

                                       36